EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 33-57065) pertaining to the UIC 401(k) Retirement Savings Plan of United Industrial Corporation of our report dated June 16, 2003, with respect to the financial statements and schedule of the UIC 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                /s/ Ernst & Young LLP

Harrisburg, Pennsylvania
June 26, 2003